UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

CAMAC ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34525	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1330 Post Oak Boulevard, Suite 2575, Houston, Texas 77056
(Address of principal executive offices) (Zip Code)

(713) 797-2940
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 23, 2012, CAMAC Energy Inc. (the “Company”) executed a Share Sale and Purchase Agreement (the “Agreement”) with Leyshon Resources Limited, a company incorporated in Western Australia (“Buyer”), for the purchase by Buyer of all of the outstanding capital stock of the Company’s wholly owned subsidiary Pacific Asia Petroleum Limited, a company incorporated in Hong Kong (“PAPL”).

On August 6, 2012, the Company and Buyer closed the transactions contemplated by the Agreement.  At the closing, Buyer paid the Company US$2.5 million and issued to the Company 10 million ordinary shares of Buyer.  The sale of PAPL divested the Company of its interest in the Zijinshan Gas Block in China effective as of July 1, 2012.

Item 2.02    Results of Operations and Financial Conditions

On August 6, 2012, CAMAC Energy Inc. issued a press release providing an operational update and announcing financial results for its second quarter ended June 30, 2012.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

All information in Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the registrant specifically incorporates it by reference.

Item 9.01   Financial Statements and Exhibits

                            (d)           Exhibits

99.1	CAMAC Energy Inc. Press Release, dated August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMAC Energy Inc.

Dated: August 8, 2012	By:	/s/ Nicolas J. Evanoff
Nicolas J. Evanoff
Senior Vice President, General Counsel & Secretary